EXHIBIT 10.72

                              ELSINORE CORPORATION

                               WAIVER OF DEFAULTS

     The undersigned are the sole Beneficial Owners of the 12.83% Second Mortgage Notes due 2003 ("Notes") of Elsinore Corporation ("Company") in the face principal amount stated below. The undersigned hold their Notes through the DTC Participant identified below. The Notes were issued in accordance with the Amended and Restated Indenture dated as of March 3, 1997 (as amended, supplemented or modified from time to time, the "Indenture") between the Company and U.S. Bank National Association, formerly known as U.S. Bank Trust National Association, as indenture trustee ("Trustee"). Terms not otherwise defined herein shall have the meanings given to them in the Indenture.

     Pursuant to a Notice of Full Redemption dated March 14, 2002, the Company gave notice that it would redeem all of the Notes on April 30, 2002 (the "Redemption Date").

     The Company has advised the Trustee and the undersigned that the Company will not redeem the Notes on the Redemption Date. Pursuant to Section 7.1(2) of the Indenture, the Company's failure to redeem the Notes on the Redemption Date constitutes an Event of Default. As of the date of this Waiver, the Company has not redeemed the Notes.

     Pursuant to Section 3.7 of the Indenture, if the Notes are not redeemed on the Redemption Date, interest will continue to accrue upon the principal of the Notes until payment is made on the Notes. In addition, interest will accrue on all past due interest at the rate borne by the Securities from the Redemption Date until such payment is made on the unpaid principal and on any interest not paid on such unpaid principal.

     The Company has also advised the Trustee that all of the assets of Four Queens, Inc. ("Four Queens"), a wholly owned subsidiary of the Company, will be sold to SummerGate, Inc. ("SummerGate") pursuant to an Asset Purchase Agreement dated March 14, 2002, by and between Four Queens and SummerGate, as amended by the First Amendment to Asset Purchase Agreement dated April 5, 2002 (as amended from time to time, the "Purchase Agreement").

     Pursuant to Section 5.14 of the Indenture, the Company, the Guarantors and their respective Subsidiaries covenant that they will not, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets. Execution of the Purchase Agreement violates Section 5.14 of the Indenture. Pursuant to
Section 7.1(4) of the Indenture, the failure to comply with Section 5.14 constitutes a Default under the Indenture.

     The undersigned, as the sole Beneficial Owners of the Notes, hereby (i) waive any Default or Event of Default under Section 7.1(2) of the Indenture that has occurred or may occur as a result of the Company's failure to redeem all of the Notes on the Redemption Date, (ii) waive any right to the payment for interest upon past due interest accruing after the Redemption Date, (iii) waive any Default or Event of Default under Section 7.1(4) of the Indenture that has occurred or may occur as a result of the Company's sale of all of the assets of its wholly owned subsidiary, Four Queens, Inc., and (iv) consent to the redemption of the Notes on the Closing Date (as defined in the Purchase Agreement), if any, and waive the right to prior notice of such redemption on the Closing Date.

Face Amount of Notes:      $ 11,104,000.00

Beneficial Owners Names:  Restart Partners, L.P.
                          Restart Partners II, L.P.
                          Restart Partners III, L.P.
                          Restart Partners, IV, L.P.
                          Restart Partners V, L.P.
                          MWV International, Ltd.
                          MWV Employee Group Trust
                          Phoenix Partners, L.P.
                          Morgens, Waterfall Income Partners, L.P.
                          Endowment Restart LLC
                          Betje Partners

DTC Participant Name & Number:     Morgan Stanley & Co., for the benefit of
                                   Morgens, Waterfall, Vintiadis & Company, Inc.
                                   No. 050

By:  /s/Bruce Waterfall
     Name:  Bruce Waterfall
     Title: Authorized Agent
     Tel.:  (212) 705-0505